Exhibit 99.1

Smoofi Provides Corporate Update; Appoints Chief Operating Officer to Lead Cannabis Practice

San Clemente, CA – April 22, 2015 – Smoofi, Inc. (OTCQB: SMFI) (“Smoofi” or “Company”) today announced an important update to its operations and corporate strategy. The Company also announced that John E. (“Jack”) Donahue has been appointed as the Company’s Chief Operating Officer, effective April 21, 2015.

Corporate Update

Smoofi is very pleased to announce that it has entered into the cannabis industry by launching a new cannabis practice in response to the explosive growth that the sector has experienced over the last couple years. The $40 billion marijuana market is expected to continue to grow in the coming decades as legalization of both medical and recreational marijuana result in increased consumer demand.

Smoofi intends to provide consulting and advisory services to licensed medical and recreational marijuana operators and retail dispensaries. Smoofi will be providing services that provide turn-key operations for marijuana cultivators and dispensaries. These services include:

•	Business planning
•	Competitive strategy and technology
•	Regulatory compliance and local permitting
•	Site selection and setup

Smoofi will provide a wide variety of industry education and training including business process optimization and how to scale growth. The practice also includes operational assistance with cannabis cultivation, offering expertise in modern farming techniques, utilizing new technology and conservation methods to improve quality and yield, waste reduction and maximizing profit. For retail clients, the Smoofi consulting practice will assist with the design of retail locations, staffing, loss prevention techniques, marketing and community outreach.

Smoofi will also continue to build out its online marketplace and community to connect local service providers with those seeking a variety of services. Smoofi will now leverage this technology platform to assist in creating jobs and enable entrepreneurs and service providers to offer cannabis products and services within local markets.

Leadership

“We are delighted that Jack has accepted the position of COO. Jack was brought on to lead us in our emerging cannabis practice,” stated Sean Clarke, CEO of Smoofi. “He brings a deep understanding “best practices” to manage and operate new ventures and an impressive track record of building world-class, cross-functional teams. He is well experienced in managing public companies and driving meaningful growth in early-stage companies. With his extensive experience, Mr. Donahue will focus his expertise on driving overall operational efficiency, positioning the company for growth and delivering high-quality services to our cannabis practice.”

Mr. Donahue is an experienced executive with over 30 years of financial and operational responsibilities in a number of public and private company settings, typically high-growth enterprises. He is skilled with raising equity and debt financing for public and private entities, including four public offerings, two of which were IPOs, as well as with investor relations, corporate restructurings, managing cash in liquidity crises, ERP systems upgrades, SEC filings and Sarbanes-Oxley requirements. Mr. Donahue serves as CFO of Horne International, Inc., a publicly-traded government contractor providing energy and environmental consulting services, since 2013, and as a partner at Newport Board Group, a strategic advisory services firm. He was previously Vice President of Investor Relations for China Hydroelectric Corporation, a large publicly traded owner and operator of small hydroelectric power generating facilities in China. Prior to that, he was Senior Vice President and CFO of Encompass Group Affiliates, the largest U.S. supply chain management/distributer of electronic replacement parts for consumer electronic products. He has also worked at companies including Online Benefits, Inc., Oxbridge Inc., Marcel Darche & Sons, Inc., Mast Resources Inc., and Catalyst Energy Corporation. Mr. Donahue received his B.A. in Economics from Holy Cross College, and an MBA from Rutgers University.

“Being part of an organization that is positioning itself to capture a large share of such a new and bolstering sector is a perfect fit for me,” said Mr. Donahue. “Immediate Company goals will be to develop Smoofi’s consulting services, improve overall operations and move the Company toward its long-term vision. Our primary focus will be to expand sales and distribution by increasing the number of grows and dispensaries managed. We are currently negotiating an agreement to provide turnkey operations to a licensed recreational grow operator in Colorado, which would give Smoofi the ability to quickly ramp up sales and put the Company in a position for robust growth. All in all, we are poised for growth and we look forward to leveraging the significant opportunity presented in the Cannabis markets. We are committed to executing on our business model and have implemented key growth initiatives that are geared towards increasing shareholder value.”

About Smoofi

Smoofi, Inc. is a provider of consulting and advisory services to licensed medical and recreational marijuana operators and retail dispensaries within the US. Smoofi guides clients through the “seed to retail” process, beginning with business planning, competitive strategy and technology, regulatory compliance and local permitting, site selection, setup and financing. Smoofi will provide a wide variety of industry education and training including business process optimization and how to scale growth. The practice also includes operational assistance with cannabis cultivation, offering expertise in modern farming techniques, utilizing new technology and conservation methods to improve quality and yield, waste reduction and maximizing profit. For retail clients, the Smoofi consulting practice assists with the design of retail locations, staffing, loss prevention techniques, marketing and community outreach. Smoofi will also provide an online marketplace and community to assist in creating jobs and enable entrepreneurs and service providers to offer cannabis products and services within local markets. For more information please visit: www.smoofi.com.

Safe Harbor

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this press release. All statements, other than statements of historical facts, included in this press release regarding the Company’s growth strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this press release, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this press release are reasonable, the Company cannot assure potential investors that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause the Company’s actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this press release. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

Contact

Investor Relations

Phone: 949-284-8764

Email: info@smoofi.com